EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Three-Five Systems, Inc. on Form S-3 of our report dated March 10, 2004, included and incorporated by reference in the Annual Report on Form 10-K of Three-Five Systems, Inc. for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Phoenix, Arizona
April 23, 2004